FIRST MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

Article I

Definitions and Security Interests

A. Definitions

 The terms used below shall have the meanings there indicated. All capitalized terms not otherwise defined in this Mortgage shall have the meaning ascribed to them in the other
 Loan Documents.

Date: December 27, 2002

Lender: TJJ Corporation, a Massachusetts corporation
 c/o CRES Development Company, Inc.
 50 Salem Street
 Lynnfield, MA 01940

Borrower: StockerYale, Inc.
   32 Hampshire Road
   Salem NH 03079

Loan Amount: $5,000,000.00 plus all amounts in excess thereof advanced by Lender under the
Loan Documents and interest and other charges provided in the Note.

Note: The Term Note from Borrower to the order of Lender of even date herewith evidencing the debt secured hereby.

Obligations: (a) The payment of the Loan Amount and the performance of all provisions of the
Note, including without limitation all interest and other charges and payments;

 (b) The payment and performance of all provisions of all extensions, refinancings and amendments of the Note and all notes issued in substitution therefor;

 (c) The payment and performance of all provisions of the other Loan Documents; and

 (d) The payment and performance of all other indebtedness, obligations and liabilities of
 Borrower existing on the date of this Mortgage or arising hereafter, absolute or contingent, matured or unmatured, secured or unsecured, arising in connection with the Loan Documents.

Mortgaged
Property: The Premises and all fixtures (as defined in the Uniform Commercial Code in effect in the State of New Hampshire) now or hereafter used in connection with or attached to and serving the Premises, including but not limited to all heating, ventilation and air conditioning equipment, plumbing and electrical equipment and fixtures now or hereafter located in or serving the Improvements, and other fixtures now or hereafter attached to, located on or used in connection with the Improvements; all fixtures shall to the extent possible be deemed a part of the real estate.

Premises: (a) The fee simple estate in the real property located in part in Salem, Rockingham
County, New Hampshire and in part in Methuen, Essex County (north), Massachusetts, and having an address at 32 Hampshire Road, Salem, New Hampshire (the "Property") described in
Exhibit A, and any structures and improvements ("Improvements") now or hereafter located on the Property, together with all appurtenances thereto and interests therein now or hereafter owned by Borrower, including all leases, occupancy agreements, and rents and profits thereof;

 (b) All materials intended for construction, reconstruction, alteration or repair of the
 Property or the Improvements;

 (c) All contracts, agreements, licenses, permits and approvals for the construction, ownership, maintenance and operation of the Property or the Improvements;

 (d) All warranties and guarantees of construction contractors and subcontractors and of suppliers and manufacturers of equipment and material or other property incorporated into the Improvements or otherwise constituting part of the Property or the Improvements;

 (e) All replacements of and additions to all of the property described above as Property or Improvements;

 (f) The proceeds of any insurance for damage to the property described above; and

 (g) The proceeds of all judgments, awards of damages and settlements for, or in lieu of, the taking by eminent domain of any part of the property described above.

Article II

Grant of Mortgage and Security Interest

2.1 Grant of Mortgage

 For good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, Borrower GRANTS to Lender, with MORTGAGE COVENANTS the Mortgaged
 Property as security for the Obligations.

2.2 Grant of Security Interest; Fixture Filing

 If and to the extent that any of the Premises constitutes fixtures, Borrower grants Lender a first priority security interest in such fixtures under the Uniform Commercial Code in effect in the state(s) in which such fixtures are located.  Neither this grant of a security interest nor the filing of a financing statement shall, however, be deemed to impair the intention that to the extent possible all property included in the Mortgaged Property is a part of the real estate.  It is the Borrower's intention that this First Mortgage, Security Agreement and
 Fixture Filing shall serve as a financing statement as to such fixtures, as provided in the
 Uniform Commercial Code as now or hereafter in effect in the state(s) in which the same are located.

Article III

Representations Warranties, and Agreements

3.1 General

 Borrower hereby represents, warrants and agrees with Lender that:

 a) Borrower is duly authorized to make and enter into the Loan Documents and to carry out the transactions contemplated therein, and the Loan Documents have each been duly executed and delivered on behalf of Borrower;

 b) Borrower will pay and perform all of the Obligations;

 c) Borrower agrees to correct any defects in the construction or condition of the Improvements, and to pursue diligently any remedies or recourse which Borrower may have under agreements, warranties and guarantees related to the construction thereof.  Upon Lender's request, Borrower shall collaterally assign any such agreements, warranties and guarantees to Lender;

 d) Borrower shall, at its expense, cause this Mortgage and each amendment thereof and appropriate financing and continuation statements to be recorded and filed in order to establish and preserve the priority and perfection of the liens and security interests of Lender;

 e) Without limiting the other provisions hereof or of any other Loan Document, there are no
 Hazardous Materials (as that term is defined in the Environmental Indemnification Agreement of even date) on the Mortgaged Property except those previously disclosed in writing to Lender or for which Lender has given prior written approval, and then only to the extent that the
Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations and are in compliance with the terms of Lender's written approval; and

f) Borrower will strictly comply with the requirements of the Environmental Laws (as defined in the Environmental Indemnification Agreement of even date) and promptly notify Lender of any Hazardous Materials in or on the Mortgaged Property which are not in compliance with all applicable laws, indemnify and defend the Lender from and against any loss, cost, damage or expense (including without limitation the costs of investigation and cleanup) suffered as a result of any violation or alleged violation of any such laws.

3.2 Title to Property; Other Liens

  Borrower represents, warrants and agrees that:

 (a) Borrower owns good clear record and marketable fee simple absolute title to the
 Mortgaged Property, free of all encumbrances except those specifically described in
 Exhibit B hereto. As of the date hereof, there are no leases or other occupancy agreements
 (written or otherwise) in effect with respect to any portion of the Mortgaged Property.
 Borrower shall not permit or suffer to be created, and shall promptly discharge, any mortgage, lien, attachment, lis pendens, or other encumbrance on the Mortgaged Property or any part thereof or interest therein, other than this Mortgage and those matters enumerated in Exhibit B;

 (b) To the extent permitted by applicable law, Borrower will prevent the recording of any notice of contract, notice of subcontract, or materialman's or mechanic's lien relating to the
 Mortgaged Property or the construction or alteration of the Improvements.  Borrower will take all steps necessary, including bonding, to discharge or remove the same promptly from the record; and

 (c)  Borrower, in good faith and at Borrower's sole cost and expense and after Lender shall have received written notice thereof from Borrower, may contest the amount or the validity of any imposition by appropriate legal proceedings, provided that (i) Borrower shall prosecute such proceedings diligently; (ii) no Event of Default shall exist during the pendency of any such proceedings; (iii) such proceedings shall operate to suspend the collection of any such
 Imposition or other realization thereon and neither the Mortgaged Property nor any part thereof nor interest therein nor any income derived therefrom would, by reason of such suspension, be forfeited or lost, or subjected to any lien, other encumbrance or charge and neither Borrower nor Lender would, by reason thereof, be subject to civil or criminal liability; (iv) during such contest Borrower shall, at the option of Lender, provide security satisfactory to Lender assuring the payment of the contested imposition and of any additional charge, fine, penalty or expense arising from or incurred as a result of such contest and any costs or expenses incurred or to be incurred by Lender in connection with or as a consequence of Borrower's contest;
 and (v) if at any time nonpayment of any imposition would result in the delivery of a tax deed or similar instrument to the Mortgaged Property or any portion thereof or any forfeiture with respect to the Mortgaged Property, then Borrower shall pay such Imposition (together with all applicable fines, penalties and other governmental charges and any interest or costs with respect thereto) in time to prevent the delivery of such deed or instrument or the effectuation of such forfeiture.

3.3 Restrictions on Transfers

 Borrower will not without the prior written approval of Lender in each instance:

 (a) Convey, assign, further mortgage or encumber or permit the conveyance, assignment, further mortgaging or encumbrance of all or any part of any legal or beneficial interest in the Mortgaged Property; or

 (b) To the extent that any lease or occupancy agreement may be approved by Lender as provided herein, collect funds for the occupancy or use of the Mortgaged Property or any part thereof from any tenant or other occupant or user in excess of one month's rent, plus any common area charges as the same may become due and payable pursuant to any leases affecting the Premises.

3.4 Leases and Contracts

 Borrower will:

 (a) Without the prior written consent of Lender, which shall not be unreasonably withheld or delayed, not enter into any lease or any agreement of any kind permitting present or future occupancy or use of the Mortgaged Property or any part thereof;

 (b) Without the prior written consent of Lender, not to materially amend, terminate or take any action which would adversely affect Borrower's rights under, or cause permit a termination of, any future leases or agreements for which Lender's consent was initially required;

 (c) Assign to Lender all of Borrower's rights under the contracts, permits, licenses and approvals now or hereafter in effect for use and operation of the Mortgaged Property (as distinguished from contracts or agreements to which Borrower may be a party in the course of its business, but which do not directly affect the use, occupancy or operation of the
 Mortgaged Property or the improvements thereon (such as, but not limited to, product licenses, agreements for sale of inventory, intellectual property contract rights and the like)), and under any leases and agreements and the rents and profits therefrom that may hereafter be approved by Lender as herein required.  Such assignments shall be in form satisfactory to Lender;

 (d) Not permit any occupant of the Mortgaged Property to use any part thereof for the use, generation, treatment, storage, or disposal of Hazardous Materials, except as may be expressly permitted in the other Loan Documents, and then only in strict accordance with all applicable laws, codes, ordinances and regulations.

3.5 Payments

 Borrower will pay when due:

 (a) All principal, interest and other charges, if any, due under the Loan Documents;

 (b) All charges and expenses relating to the Mortgaged Property, including without limitation all taxes, betterments, assessments and other governmental levies, water and sewer charges, insurance premiums, and other charges, to whomever and whenever assessed, whether on the Mortgaged Property or any interest therein, on the Loan Documents, or on any debt secured thereby; and

 (c) All federal, state, municipal and other taxes of whatever kind and nature which could, if unpaid, result in a lien on the Mortgaged Property or on any interest therein.

3.6 Operation of the Mortgaged Property

Borrower will:

 (a) Make such repairs and replacements and take such other steps as may be necessary to maintain the Mortgaged Property and any abutting grounds, sidewalks, roadways and parking and landscaped areas under Borrower's control in good and serviceable condition and repair, comparable to the current condition, while this Mortgage is outstanding, deterioration incidental to reasonable wear and tear and eminent domain takings only excepted, it being understood, however, that the foregoing exception for reasonable wear and tear shall not relieve Borrower from the obligation to repair or replace worn out, inoperative, obsolete or otherwise deficient elements of the Mortgaged Property;

 (b) Observe all federal, state and local laws, ordinances, rules and regulations relating to the Mortgaged Property or the use, operation and maintenance thereof; and

 (c) Not, except as expressly approved by Lender, make or permit any material alteration or addition to, any removal or demolition of, or any strip or waste of, the Mortgaged Property.

3.7  Taxes

 Borrower shall furnish Lender with the receipted real estate tax and assessments bills for the
 Mortgaged Property not later than ten (10) days prior to the date from which interest or penalty would accrue for nonpayment thereof.

3.8 Notices

 Borrower will deliver to Lender promptly upon receipt of the same, copies of all notices, certificates and documents received by Borrower which could affect the Mortgaged Property or its use or which make a claim or assertion which, if true, could cause Borrower to be in default under the Loan Documents (without regard to any notice or grace periods).

3.9  Representations re Fixtures; Security Agreement

 The fixtures now or hereafter located at or serving the Premises shall be maintained in good and serviceable condition, and shall be properly maintained, repaired and, when necessary, replaced with like fixtures of equal or higher quality. To the extent that a security agreement is required to create a security interest in fixtures under the Uniform Commercial Code in
 Massachusetts or New Hampshire, it is the intent of the Mortgagor that this Mortgage shall constitute such a security agreement, as well as a fixture filing. When requested by Lender, and to the extent reasonably necessary to protect the Lender's interest and lien upon fixtures hereunder, Borrower will: (a) provide Lender with an inventory of all fixtures in form reasonably satisfactory to Lender; and (b) execute and deliver to Lender, in form reasonably acceptable to Lender, a separate security agreement relating to the fixtures.

3.11 Borrower's Obligation to Report Defaults

 Borrower will promptly notify Lender of any event which would constitute an Event of
 Default hereunder (without regard to any notice or grace periods), or which would constitute an Event of Default hereunder if notice were given or if it were to continue after any grace period required.

3.12 Borrower's Obligation to Restore and Rebuild

 If all or any portion of the Mortgaged Property is damaged or destroyed by any cause whatsoever, Borrower shall, at its expense, as soon as practicable, repair or rebuild the same, whether insurance proceeds or taking awards are available or not, except that Borrower shall not be required to expend more than the difference between the cost to repair or rebuild the
 Mortgaged Property and the amount of insurance proceeds or taking awards actually retained by Lender and applied to the Loan Amount.

Article IV

Insurance

4.1 Coverage

 Borrower shall obtain and keep in force the following insurance as to the Mortgaged
 Property all insurance of whatever type or nature as may be required under applicable law or regulation, but in any event, at least the following types and coverages shall be carried:

 (a) Borrower shall keep the Mortgaged Property insured for the benefit of Lender for one hundred percent (100%) of full replacement cost in so called "all risk" form.  The applicable policies shall include (i) coverage against loss or damage by fire, flood, earthquake, underground hazards, collapse and explosion and such other hazards as may be specified at any time by Lender, (ii) replacement cost and agreed amount endorsements or the equivalent thereof (with no reduction for depreciation), an endorsement covering the costs of  demolition and the increased costs of construction attributable to the enforcement of laws, building codes and/or ordinances, and (iii) "time element" coverage, which shall ensure payment to Lender of all moneys due Lender under the Loan Documents and
 "extra expense" (i.e. soft costs) coverage;

 (b) Borrower shall also maintain (i) policies that provide boiler and machinery comprehensive coverage for all mechanical and electrical equipment at the Premises insuring against breakdown or explosion of such equipment on a replacement cost value basis; such policies shall provide the coverage specified in clause (iii) of the preceding paragraph (a); (ii) business interruption or loss of rental income insurance for a period of not less than one year in connection with all policies of property and boiler and machinery insurance; (iii) commercial general liability insurance (including contractual liability) covering the Premises and
 Borrower's operations in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate per location; (iv) commercial automobile liability insurance with a limit of not less than One Million Dollars ($1,000,000)
 combined single limit and endorsed to cover owned, hired and non owned automobiles; (v)
 worker's compensation insurance covering all of Borrower's employees situated at the
 Premises in accordance with statutory requirements of the state in which the Premises are located and including an endorsement for employer's liability coverage; and (vi) umbrella liability insurance in excess of the foregoing liability coverage with a limit of not less than
 Five Million Dollars ($5,000,000) or such higher limits as Lender may specify.  The foregoing commercial general liability and umbrella liability policies shall also contain a so called
 "products completed operations endorsement." To the extent applicable, special coverages must also be furnished for other operations of Borrower or any tenants at the Premises, including garage operations, asbestos removal and such other operations as may be designated by Lender from time to time.  In addition, if any underground fuel storage tank is situated at the Premises, then Borrower shall maintain, in such amounts as Lender may specify, "Environmental Impairment Liability Insurance" covering the cost of clean up and/or removal (on or off the Premises) associated with a spill or a leak emanating from such tank.

 (c) If the Mortgaged Property is located in an area that has been, or at any time is, identified by the Secretary of Housing and Urban Development as a flood hazard area, Borrower shall keep the Mortgaged Property insured against loss by flood in such amount as Lender shall require. All proceeds of any such insurance shall be payable to Lender and may be applied as set forth below.

4.2 Co-Insurance Provision

 The terms of all insurance policies shall be such that no co-insurance provisions apply.

4.3 Insurers

 All insurance shall be written by insurers qualified to do business in the State of New
 Hampshire and having at least A-VII ratings given by Best's Insurance Guide.  All evidence of insurance shall be deposited with Lender.

4.4 Expiration of Insurance

 Not fewer than fifteen (15) days prior to the expiration dates of the expiring policies,
 Borrower shall deliver to Lender Evidence of Insurance replacing the expiring policies bearing notations evidencing the payment of premiums or accompanied by other evidence of such payment satisfactory to Lender.

4.5 Policy Provisions

 All insurance shall be in form reasonably acceptable to Lender, shall provide that any proceeds shall be first payable to Lender, as its interest may appear, pursuant to a non-contributory standard Lender endorsement, and shall provide that thirty (30) days' written notice must be given to Lender before any such policy can be cancelled, modified or renewal thereof refused. Lender will be named as an additional insured on each such policy.
 Borrower shall perform all the conditions of all insurance policies covering the Mortgaged
 Property and, in case of any loss or damage, Borrower will give immediate notice to Lender, who may make proof of loss or claim. Each insurance company is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower.

4.6 Application of Proceeds

 All insurance proceeds shall be adjusted by and paid to Lender and otherwise treated as provided in this section. Following any casualty, and so long as there exists no event or circumstance which, with the passage of time or the giving of notice (or both), would constitute an Event of Default hereunder, Lender may deduct from any proceeds all costs and expenses, including reasonable attorneys' fees incurred by Lender in connection therewith, and thereafter Lender shall release such portion of the proceeds to Borrower as is necessary to restore the Mortgaged Property to its prior condition insofar as is practicable, upon such terms and conditions as Lender deems appropriate in light of the nature and extent of the reconstruction or repair. If at any time there does exist any event or circumstance which, with the passage of time or the giving of notice (or both), would constitute an
 Event of Default hereunder, Lender may at its sole election apply any or all of such proceeds to Lender's costs and expenses and then to reduction of the Loan Amount.  If any insurer of the Mortgaged Property denies liability, Borrower shall not be relieved of its obligation to restore the Mortgaged Property.  If at any time Lender determines that the amount of proceeds is insufficient to complete restoration, Borrower shall deposit the amount of such deficiency with Lender within ten (10) days after notice from Lender (and, at Lender's election, prior to Lender's advance of such proceeds). Borrower shall have obtained any and all necessary permits, license or approvals required for such restoration, and all plans and specifications for the restoration shall be approved by Lender prior to commencement of the restoration.  Except to the extent insurance proceeds are actually retained by Lender and applied to the Loan Amount, nothing herein shall be deemed to relieve Borrower from the obligation to restore all damage and destruction to the Mortgaged Property, regardless of whether or not sufficient proceeds are available.  No such retention and application shall be deemed a cure or waiver of any Event of Default under this Mortgage.

Article V

Intentionally Omitted

5.1 Intentionally Omitted

Article VI

Eminent Domain

6.1 Taking

 In case of any condemnation for public use of, or any damage by reason of the action of any governmental entity or authority to, all or any part of the Mortgaged Property
 (a "Taking"), or the commencement of any proceedings or negotiations which might result in a Taking or a settlement in lieu thereof, Borrower shall promptly give written notice thereof to Lender, describing the nature and extent of the Taking or the nature of such proceedings or negotiations.  Lender may, at its option, appear in any such proceedings or negotiations, and Borrower shall promptly give Lender copies of all notices, pleadings, determinations and other papers.  Borrower shall in good faith and with due diligence file and prosecute Borrower's claim for any award or payment on account of any Taking.
 Borrower shall not settle any such claim without Lender's prior written consent.

6.2 Application of Award

 Borrower hereby assigns to Lender all of Borrower's rights in any award received in connection with a Taking or any settlement received in lieu thereof and authorizes such awards and settlements to be paid directly to Lender.  Any such award, after deducting therefrom all costs and expenses, including reasonable attorneys' fees incurred by Lender in connection therewith, shall be applied as follows:

 (a) In the case of a partial Taking, if no Event of Default exists and Lender determines that the Mortgaged Property can be economically restored and operated in accordance with the
 Loan Documents, Lender shall release to Borrower on terms and conditions satisfactory to
 Lender so much of such award, reduced as provided above, as may be necessary to restore the Mortgaged Property, and the balance, if any, shall be applied to the Loan Amount; and

 (b) In the case of a complete Taking, or in the case of a partial taking, if an Event of Default exists or if Lender determines that the Mortgaged Property cannot be economically restored and operated in accordance with the Loan Documents, Lender may, at its option, apply such award, reduced as provided above, to the reduction of balance to be paid to Borrower.

Article VII

Defaults and Remedies

7.1 Events of Default

 The occurrence of any one or more of the following events while this Mortgage shall remain in effect shall constitute an "Event of Default:"

 (a) An Event of Default under any other Loan Document;

 (b) Failure by Borrower to make any payment due under the Note, this Mortgage or any other Loan Document, other than payment of insurance premiums, which failure continues for five (5) days after the due date;

 (c) Failure by Borrower to perform any term or condition of this Mortgage other than failure to make a payment due, which failure shall continue for thirty (30) days after written notice thereof from Lender or for such longer period as may be necessary provided that Borrower promptly commences and diligently pursues such case;

 (d) Failure by Borrower to keep the Mortgaged Property insured as required by the Loan
 Documents (including without limitation any failure to pay premiums when due, and regardless of whether Lender pays the same as a result of Borrower's failure), whether or not Borrower has had notice thereof or an opportunity to cure;

 (e) [Intentionally Omitted];

 (f) Any statement, representation or warranty made by Borrower or any endorser or Guarantor of the Obligations in connection with the Loan secured by this Mortgage, or in any supporting financial statement, shall be found to have been false or misleading in any material respect when given;

 (g) The Borrower or any Guarantor of the Obligations shall suffer a material adverse change in its financial condition or shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; the Borrower or any Guarantor shall commence or consent to or acquiesce in the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its corporate structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or Borrower or any Guarantor shall take any corporate action to authorize any of the actions set forth above; or any case, proceeding or other action against Borrower or Guarantor shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its corporate structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of sixty (60) days. Without limiting the foregoing, it shall be an Event of Default hereunder if, at any time while any or all of the Loan Amount remains unpaid, the Borrower's
 "Stockholders' Equity," as reported by Borrower to the Securities and Exchange Commission
 on Form 10Q or 10K, as applicable, shall at any time be less than Twenty-four Million Dollars
 ($24,000,000.00).

 (h) Any Hazardous Materials become present in or on the Mortgaged Property in violation of applicable laws;

 (i) If at any time there is an unlawful discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Mortgaged Property in violation of applicable laws; and

 (j) If at any time, the use, generation, treatment, storage or disposal of any Hazardous
 Materials on the Mortgaged Property is in violation of the Environmental Laws.

7.2 Remedies

 After an Event of Default, Lender may, at its option and without notice, and without obligation to do any or all of the following:

 (a) Exercise any of Lender's remedies provided in any of the Loan Documents;

 (b) Declare the Loan Amount immediately due and payable;

 (c) Apply to the Loan Amount any deposits or other sums credited by or due from Lender to
 Borrower;

 (d) Take possession of the Mortgaged Property and operate the Mortgaged Property as a
 Lender in possession with all the same powers as could be exercised by a receiver;

 (e) Make any payments required to be made by Borrower under the Loan Documents.  The amount of all such payments shall be immediately due and payable by Borrower, and until paid, shall be added to the Loan Amount and secured by the Loan Documents with the same priority as the face amount.  Such payments may include, but are not limited to, payments for taxes and other governmental levies, water rates, insurance premiums, maintenance, repairs or improvements of the Mortgaged Property;

 (f) Perform any and all obligations of Borrower under the Loan Documents, including, without limitation, completing construction of the Improvements, as provided in the Loan
 Agreement, all without waiving any rights or releasing Borrower from any obligations thereunder;

 (g) As to the fixtures, if and to the extent Lender deems such action to be necessary or appropriate, Lender may exercise any of the rights and remedies of a Secured Party under the Uniform Commercial Code in effect in the state(s) in which the fixtures are located;

 (h) Exercise the STATUTORY POWER OF SALE; and

 (i) Take such other actions or proceedings as Lender deems necessary or advisable to protect its interest in the Mortgaged Property.

 In the event of any foreclosure, at the option of Lender, the interest of the Borrower in the
 Premises may be sold together with any fixtures as a single unit pursuant to NH RSA
 Sections 479.27-a and 382-A:9-504.

Borrower shall not be personally liable for payment of the principal of the Note or interest thereon, or performance of any obligation hereunder, and in the event of failure by Borrower to make any such payment or perform any such obligation, the Lender will look solely to the Mortgaged
Property and such other collateral as has been, or hereafter shall be, given to secure payment of the Note.  The foregoing limitation on liability shall not impair or otherwise affect the validity or enforceability of (a) the debt evidenced by the Note or of any other obligations evidenced by the Loan Documents or (b) the liens, security interests, rights and remedies (including, without limitation, the remedies of foreclosure and/or sale) in favor of, or available to, the holder of the
Note with respect to the Mortgaged Property or any other property, security, collateral and/or assets (including the proceeds thereof) encumbered, pledged or assigned by this Mortgage or any other security for the Loan.  In addition, the foregoing limitation on recourse shall not limit any obligations or be applicable with respect to: (i) liability under any guaranty(ies) or indemnity(ies) delivered or afforded to the holder of this Note, including without limitation that certain Environmental Indemnification Agreement of even date herewith made by Borrower in favor of Lender; (ii) any fraud, misrepresentation or breach of trust; (iii) taxes of any kind (whether characterized as transfer, gains or other taxes) payable in connection with the foreclosure sale of the Mortgaged Property, irrespective of who pays such taxes; (iv) the application of any insurance or condemnation proceeds or other funds or payments other than strictly in accordance with the Loan Documents; (v) any waste in respect of the Mortgaged Property; (vi) any failure to pay or discharge any real estate tax, other tax, assessment, fine, penalty or lien against the
Mortgaged Property; (vii) liability to said holder for the reimbursement to said holder, together with interest as provided in the Loan Documents, of all sums advanced or expended by said holder after or in respect of any default under the Loan Documents; (vii) liability to pay for the premiums on and keep in full force and effect insurance in respect of the Mortgaged Property in accordance with the Loan Documents; (viii) liability for Hazardous Substances (as defined in the Mortgage) that may exist upon or be discharged from the Mortgaged Property; or (ix) any failure to comply with any other obligation to be complied with by Borrower pursuant to the
Loan Documents (except the obligation to pay the principal of the Note and the interest thereon), provided that Borrower shall be entitled to any notice and cure rights applicable to such obligation as set forth in the applicable Loan Documents(s). Borrower shall in any event be and shall remain personally liable for each of the matters to which reference is made in the preceding sentence and the Lender may seek, obtain and enforce one or more money judgments in any appropriate proceeding(s) with respect thereto.  The limitation on personal liability contained in this paragraph shall become automatically null and void and shall be of no further force or effect, and Borrower shall be and remain personally liable for payment of the principal and interest thereon, in the event that Borrower, or anyone acting on behalf of Borrower, shall
(A) file a petition or answer seeking any relief of any kind under the bankruptcy or insolvency laws of the United States or any state, or (B) assert in writing or in any legal proceedings of any kind that any provisions of any of the Loan Documents are in whole or in part unenforceable, invalid or not legally binding. Notwithstanding any provision hereof or of any other Loan
Document to the contrary, no officer, director, shareholder, employee or agent of Borrower shall have any personal liability for the payment of the indebtedness evidenced by the Note or for the performance of Borrower's other obligations under the Loan Documents.

7.3 Statutory Power of Sale

 This Mortgage is on the STATUTORY CONDITION and upon the further condition that all agreements of the Borrower contained in the Loan Documents be fully performed for any breach of which Lender shall have the STATUTORY POWER OF SALE.  In the event of the exercise of the STATUTORY POWER OF SALE, Lender may foreclose on and sell all or any part of the Mortgaged Property, and thereafter Lender shall continue to have the STATUTORY
 POWER OF SALE so long as any portion of the Mortgaged Property remains subject to this
 Mortgage.

7.4 No Waiver of Release

 No delay or omission on the part of Lender in exercising any right hereunder or under the
 Loan Documents shall operate as a waiver of such right or of any other right, and a waiver of any such right on any one occasion shall not be construed as a bar to or a waiver of any such right on any other occasion.  No sale of any of the Mortgaged Property, no forbearance on the part of Lender, no release or partial release of any of the Mortgaged Property, and no extension, whether oral or in writing, of the time for he payment of the whole or any part of the Loan Amount or any other indulgence given by Lender to Borrower or any other person or entity, shall operate to release or in any manner affect the lien of the Mortgage or the liability of Borrower, notice of any such extensions or indulgences being hereby waived by
 Borrower.

7.5 Cumulative Rights and Remedies

 Lender shall have the right to exercise any and all remedies under the Loan Documents until all Events of Default have been cured, and such remedies may be exercised individually, sequentially or in concert, all such remedies being cumulative, the exercise of one not being deemed a waiver of any of the others or a cure of any default.

7.6 Borrower's Waiver of Certain Rights

 Borrower waives any rights it may have to receive notice of any action or proceeding to enforce Lender's rights under any Loan Document other than the notices herein provided for.
 In the event of foreclosure, Borrower will not claim the benefit of any law now or hereafter in force providing for any appraisal, stay, extension or redemption.  Borrower waives all rights of redemption, appraisal, stay of execution, notice of acceleration and marshaling.

7.7 Effect of Exercise of Rights

 Any action taken or sums paid, and any costs or expenses incurred by Lender, including attorneys' fees, pursuant to Lender's exercise of its rights, shall as between the parties be deemed valid, so that in no event shall the necessity or validity of any such action or payments, costs or expenses be disputed.

7.8 Change in Law

 If any law as hereafter enacted changes in any way the laws applicable to mortgages or the taxation thereof or the manner of collection of any such taxes, so as to affect adversely and materially any rights of Lender or any provisions hereof, the Loan Amount hereby secured shall, at the election of the Lender, become due and payable on not less than 60 days prior written notice; provided, however, that if the Borrower can lawfully pay any amount or promptly perform any obligation, and forthwith pays or performs the same, so that any such change in law does not adversely and materially affect the rights of the Lender, the Loan
 Amount shall not be accelerated.

Article VIII

General

8.1 Lender's Expenses

 To the extent permitted by law, if Lender retains an attorney to collect any sums due under this Mortgage, enforce any of the provisions hereof, or otherwise protect Lender's interests,
 Borrower agrees to pay Lender, on demand, all costs and expenses in connection therewith, including all court costs and reasonable attorney's fees, whether or not suit is brought or prosecuted to completion, together with interest thereon at the rate applicable under the
 Note to amounts past due.

8.2 Indemnification

 Borrower agrees to hold harmless and indemnify Lender from all liability, loss, cost, damage, and expense from any claim for damage to property or death or injury to persons which may arise in connection with the construction, use, or occupancy of the Mortgaged Property, including any liability, loss, cost, damage or expense arising from a violation of the
 Environmental Laws.

8.3 Decisions of Lender

 Wherever in this Mortgage it is provided that (a) as a condition precedent to Borrower's undertaking certain action, Borrower shall be required to obtain Lender's consent or approval or (b) Lender shall have the right to make a determination (including, without limitation, a determination as to whether a matter is satisfactory to Lender), or if Borrower shall request that Lender take any action, then, unless expressly provided to the contrary in the applicable provision of this Mortgage, the decision whether to grant such consent or approval or to take the requested action, or the determination in question, shall be in the sole and exclusive discretion of Lender and shall be final and conclusive.  Wherever in this Mortgage it is stated
 that any consent or approval shall not be unreasonably withheld or that a determination to be made by Lender shall be subject to a specified standard, then, if a court of competent jurisdiction determines, without right to further appeal, that the consent or approval has been unreasonably withheld or that such specified standard has been met, the consent or approval shall be deemed granted or the standard shall be deemed met, as the case may be, and
 Lender, at the request of Borrower, shall deliver to Borrower written confirmation thereof.
 The obtaining of such consent or approval or determination that such standard has been met shall be Borrower's sole and exclusive remedy with respect to the subject matter of this section, and under no circumstance shall Lender, Lender's counsel or anyone else acting or purporting to act on Lender's behalf having any liability (whether in damages or otherwise)
 with respect thereto.  In any instance in which Borrower requests, or any Loan Document provides, that Lender shall consider granting its consent or approval or making a determination or taking some other action, Borrower shall, upon demand, pay all costs, expenses and attorneys' fees incurred by Lender in connection therewith.

8.4 Joint and Several Liability

 If more than one party executes this Mortgage the term Borrower shall mean all of them, and each of them shall be jointly and severally liable hereunder.

8.5 Captions

 Captions are used for convenience of reference only and are not to be construed as part of the terms of this Mortgage.

8.6 Severability

 The invalidity of any provisions of this Mortgage shall no way affect the validity of any other provision.

8.7 Singular and Plural

 Where required by the context the singular shall include the plural and the plural shall mean the singular.

8.8 Gender

 The masculine, feminine and neuter forms shall be interpreted interchangeably wherever the text requires.

8.9 Successors and Assigns

 This Mortgage is binding upon and shall insure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.

8.10 Notices

 All notices given hereunder shall be in writing and shall be deemed effective at the earlier of when delivered in hand or on the second business day after the same have been deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested (or, if sent by express delivery service, on the date delivered or tendered for delivery), addressed to Borrower and Lender at their addresses appearing on the first page hereof, or to such other address or addresses as the parties may from time to time specify by notice so given. In the case of any notice given to Lender, a copy of such notice shall be simultaneously be given to Stephen T. Langer, Esq., 40 Court Street, Suite 700,
 Boston, MA 02108, and in the case of any notice given to Borrower, a copy of such notice shall be simultaneously be given to John Haggerty, Esq., Goodwin Procter, LLP, Exchange
 Place, Boston, MA 02109.

8.11 Governing Law

 With respect to that portion of the Mortgaged Property located in the State of New Hampshire, the creation, perfection and enforcement of the lien created by this Mortgage shall be governed by, and construed and interpreted in accordance with, the laws of the State of New
 Hampshire, without reference to the principles of conflicts of laws, and with respect to that portion of the Mortgaged Property located in the Commonwealth of Massachusetts, the creation, perfection and enforcement of the lien created by this Mortgage shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of
 Massachusetts, without reference to the principles of conflicts of laws. Wherever possible, each provision of this Mortgage shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provisions of this Mortgage shall conflict with, be prohibited by or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage. In the even that any provision or clause of this
 Mortgage conflicts with applicable law, such conflict shall not affect other provisions that can be given effect without the conflicting provision, and to this end, the provisions of this
 Mortgage are declared to be severable.

8.12 Jurisdiction

 Borrower agrees service of process may be made and personal jurisdiction obtained by serving Borrower at the address stated on the first page hereof. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Note.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

8.13 Changes in Writing

 This Mortgage may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

8.14 Other Representations and Warranties

 All statements contained in any loan application, certificate or other instrument delivered by
 Borrower to Lender or Lender's representatives in connection with the Loan secured by this
 Mortgage shall constitute representations and warranties made by Borrower hereunder.

EXECUTED under seal as of the date first above written.

    BORROWER:

    STOCKERYALE, INC.

      By:
           Name:
           Title:

STATE OF NEW HAMPSHIRE )
COUNTY OF ROCKINGHAM  ) SS.

On this 27th day of December 2002, before me personally appeared _____________________, who acknowledged himself to be the _________________________________ of StockerYale, Inc.,
a Massachusetts corporation, and in said capacity signed the foregoing instrument on behalf
StockerYale, Inc. for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

___________________________
        Notary Public

CRES Stocker Mortgage v4.doc

EXHIBIT A

Description of the Mortgaged Property

A certain tract or parcel of land, with the buildings thereon, situated in Salem, Rockingham
County, State of New Hampshire and Methuen, Essex County, Commonwealth of Massachusetts,
as shown on a plan of land entitled "Property Survey Plan of Land of
Stocker & Yale, Inc."; 32 Hampshire Road, Town of Salem, Rockingham County,
New Hampshire, Town of Methuen, Essex County, Massachusetts, prepared by Sandford
Surveying and Engineering, dated 12/29/00 and recorded at the Rockingham County (NH)Registry of Deeds as Plan # _____ and the Essex County  (MA) Registry of Deeds as Plan #_______, and
more particularly described as follows:

Beginning at the southwesterly corner of the granted premises by the intersection of Garabedian
Drive, a public way, and Hampshire Road, a public way, at an iron pipe set in the ground on the
Northerly side of said Hampshire Road as shown on said plan;

Thence running N 64° 12' 05"; W, 58.24 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road;

Thence running N 53° 38' 15" W, 265.76 feet, along the northerly side of Hampshire Road to an iron pipe set in the ground on the northerly side of Hampshire Road;

Thence running on an arch with a radius of 830 feet, 219.70 feet along the northerly side of
Hampshire Road to an iron pipe set in the ground at the intersection of the northerly side of
Hampshire Road and the Massachusetts/New Hampshire boundary line as shown on said plan;

Thence running N 38° 28' 17" W, 27.33 feet by the northerly side of said Hampshire Road to the point where the northerly side of Hampshire Road intersects with the center line of the ditch as shown on said plan;

Thence turning and running S 31° 35' 10" W, 82.10 feet along the center of the ditch to a point shown on said plan;

Thence running S 28° 30' 05" E, 762.90 feet along the center of the ditch to a point shown on the said plan at the northeasterly corner of the premises;

Thence turning and running S 61° 20' 07" E, 503.90 feet, along land now or formerly of
Construction Industries, Inc. to an pipe set in the ground by a fire hydrant on the easterly side of Garabedian Drive as shown on said plan;

Thence running on an arch with the radius of 750 feet, 261.32 feet, along the easterly side of the said Garabedian Drive, to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence proceeding along the easterly side of Garabedian Drive, N 47° 31' 15" E, 100.26 feet to a nail set in the ground on the easterly side of Garabedian Drive;

Thence proceeding on an arch with a radius of 700 feet, 269.46 feet along the easterly side of
Garabedian Drive to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence running along the easterly side of Garabedian Drive, N 25° 47' 35" E, 80.09 feet to an iron pipe set in the ground on the easterly side of Garabedian Drive;

Thence running on an arch with the radius of 50 feet 78.54 feet to the point of beginning.

EXHIBIT B

Permitted Encumbrances

1.  Liens for real estate taxes, assessments and any municipal charges not yet due and payable as of the date hereof;

2.  Utility Easement granted by Raymond C. Caron and Genevieve A. Caron to Granite State
Electric Company, recorded with the Rockingham County Registry of Deeds in Book 1564,
Page 374;

3.  Covenant of Trustees of the M&D Realty Trust in favor of the Town of Salem dated
May 22, 1970, recorded with the Rockingham County Registry of Deeds in Book 2021, Page 1; and

4.  Notice of Inclusion within the Groundwater Monitoring Zone recorded with the Rockingham
County Registry of Deeds in Book 3396, Page 741.

CRES Stocker Mortgage v4.doc

Exhibit 10.15(b) / STKR	2002 FORM 10-K